UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 1, 2013

Dynamic Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road
Boulder, Colorado  80301
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2013, Dynamic Materials Corporation (the “Company”), announced the appointment of David C. Aldous to serve on the Board of Directors (the “Board”) as of July 1, 2013.

Mr. Aldous, age 57, has over 30 years of corporate leadership experience in the energy, alternative energy, chemical and petrochemical industries.  He currently serves as Chief Executive Officer and Director of Rive Technology Inc., a privately-held provider of solutions for diffusion-limited reactions to the refining, chemicals, biofuel and water industries.  Prior to joining Rive Technology Inc. in 2012, Mr. Aldous served as Chief Executive Officer and Director of Range Fuels Inc., a clean energy and biofuels company from 2009 to 2012.  Mr. Aldous also spent more than 20 years employed by Royal Dutch Shell.

Mr. Aldous has not yet been appointed to serve on any committees of the Board at this time.  The Company will file an amendment to this Current Report on Form 8-K disclosing any future appointment.

Mr. Aldous will be compensated for his service as a director in accordance with the Company’s standard director compensation program.

There are no family relationships between Mr. Aldous and any officer of other director of the Company or any related party transactions involving Mr. Aldous and the Company.  There is no arrangement or understanding between Mr. Aldous and any other person pursuant to which he was selected as a director.

A copy of the press release announcing Mr. Aldous’s appointment is included as Exhibit 99.1 hereto.

Item 9.01                                           Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company dated July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: July 1, 2013	By:	/s/ Richard A. Santa
Richard A. Santa
Senior Vice President and Chief Financial
Officer